Exhibit 99.1

Contacts:

William (B.J.) Lehmann, J.D.	Investor Relations:
President and Chief Operating Officer	Lisa M. Wilson
Tel: (216) 431-9900	In-Site Communications
bjlehmann@athersys.com	Tel: (917) 543-9932
lwilson@insitecony.com

ATHERSYS REPORTS FOURTH QUARTER AND 2011 ANNUAL RESULTS

Management to host conference call at 4:30 pm ET today

Cleveland, OHIO, (March 27, 2012) – Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter and Recent Highlights:

•	Raised $9.0 million in March 2012 through a private placement of common stock and warrants;

•

Announced positive results from Phase I clinical trial evaluating MultiStem® treatment for individuals undergoing allogeneic hematopoietic stem cell transplants (HSCTs) for the treatment of leukemia and related conditions and the risk for graft-versus-host disease;

•

Awarded grant funding aggregating $3.6 million to advance development of MultiStem therapy for the treatment of traumatic brain injury and to further develop cell therapy formulations and manufacturing capabilities;

•	Published in Circulation Research the results from a successful Phase I clinical study of MultiStem treatment of patients who had recently suffered an acute myocardial infarction;

•	Granted a patent covering the use of non-embryonic multipotent stem cells for the treatment of cardiovascular conditions, capping a productive year for our stem cell patent prosecution;

•	Secured up to $0.6 million in funding from Fast Forward, LLC to support development of MultiStem product to treat multiple sclerosis;

•	Entered into a $20 million equity purchase agreement with Aspire Capital, of which $1.4 million has been received;

•	Recorded revenues of $2.6 million and a net loss of $4.3 million for the fourth quarter ended December 31, 2011; and

•	Ended the year with $12.8 million in cash, cash equivalents and available-for-sale securities.

“Athersys continues to drive progress in the development of MultiStem for the treatment of conditions in the cardiovascular, neurological, and inflammatory & immune disease areas,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “Our clinical programs continue to advance, including our Phase II trial with Pfizer using MultiStem to treat patients suffering from ulcerative colitis, our Phase II ischemic stroke trial, and our recently completed HSCT support study. Additionally, we recently received several new grants that will help fund further development of MultiStem for additional potential indications.”

“The proceeds from the recent equity financings will help us advance our promising clinical programs further into the development process, and also provide support for our ongoing partnering activities,” concluded Dr. Van Bokkelen.

Fourth Quarter Financial Results

Revenues for the three months ended December 31, 2011 were $2.6 million as compared to $3.3 million in the comparable period in 2010. The decrease is primarily related to a one-time government therapeutic discovery grant of $0.7 million that was received in the fourth quarter of 2010. Research and development expenses increased to $5.6 million in the fourth quarter of 2011 from $4.2 million in the prior year period due to an increase in clinical development costs. General and administrative expenses remained relatively consistent at $1.2 million for the three months ended December 31, 2011 and $1.1 million in the comparable period in 2010. As a result, net loss for the three months ended December 31, 2011 was $4.3 million compared to $2.1 million for the same 2010 period. As of December 31, 2011, cash, cash equivalents and available-for-sale securities totaled $12.8 million.

2011 Annual Financial Results

For the year ended December 31, 2011, revenues increased to $10.3 million from $8.9 million in 2010 primarily due to the impact of our collaborations with Pfizer Inc. and RTI Biologics, Inc. Research and development expenses increased to $18.9 million in 2011 from $14.8 million in 2010 due to increased clinical and preclinical development costs, as well as smaller increases in personnel costs, sponsored research, patent legal fees and other costs, which were partially offset by a decrease in stock-based compensation. General and administrative expenses decreased to $4.9 million in 2011 from $5.4 million in 2010, primarily a result of a decrease in stock-based compensation expense from a significant number of options becoming fully vested in 2010. As a result, net loss was $13.7 million in 2011 compared to $11.4 million in 2010.

Conference Call

As previously announced, Gil Van Bokkelen, Chairman and Chief Executive Officer, and William (B.J.) Lehmann, President and Chief Operating Officer, will host a conference call today to review the results as follows:

Date	March 27, 2012
Time	4:30 p.m. (Eastern Time)
Telephone access: U.S. and Canada	800-273-1254
Telephone access: International	973-638-3440
Access code	61213552
Live webcast	www.athersys.com, under the Investors section

A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Time) on April 10, 2012, at the aforementioned URL, or by dialing 855-859-2056 in the U.S. and Canada, or 404-537-3406 from abroad, and entering access code 61213552.

About Athersys, Inc.

Athersys is a clinical stage biotechnology company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing its MultiStem® cell therapy product, a patented, adult-derived “off-the-shelf” stem cell product platform for disease indications in the cardiovascular, neurological, inflammatory and immune disease areas. The Company currently has several clinical stage programs involving MultiStem, including for treating inflammatory bowel disease, ischemic stroke, damage caused by myocardial infarction, and for the prevention of graft versus host disease. Athersys has also developed a diverse portfolio that includes other technologies and product development opportunities, and has forged strategic partnerships and collaborations with leading pharmaceutical and biotechnology companies, as well as world-renowned research institutions in the United States and Europe to further develop its platform and products. More information is available at www.athersys.com.

The Athersys, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4548

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “suggest,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face that could cause actual results to differ materially from those implied by forward-looking statements are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, such as the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem for the treatment of inflammatory bowel disease, acute myocardial infarction, stroke and other disease indications, and the prevention of graft-versus-host disease. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: our ability to raise additional capital; final results from our MultiStem clinical trials; the possibility of delays in, adverse results of, and excessive costs of the development process; our ability to successfully initiate and complete clinical trials; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; our ability to meet milestones under our collaboration agreements; our collaborators’ ability to continue to fulfill their obligations under the terms of our collaboration agreements; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; and the success of our competitors and the emergence of new competitors. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

Athersys, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)	(Note)
Assets
Cash, cash equivalents and available-for-sale securities	$12,784	$15,181
Other current assets	1,622	2,763
Equipment, net	1,267	955
Other long-term assets	28	207

Total assets	$15,701	$19,106

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$4,280	$3,297
Deferred revenue	3,140	6,804
Warrant liability	983	—
Total stockholders’ equity	7,298	9,005

Total liabilities and stockholders’ equity	$15,701	$19,106

Note: The Condensed Consolidated Balance Sheet Data at December 31, 2010 has been derived from the audited financial statements as of that date.

Athersys, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Revenues
Contract revenue	$2,303	$2,170	$9,015	$6,685
Grant revenue	262	1,162	1,329	2,254

Total revenues	2,565	3,332	10,344	8,939
Costs and expenses
Research and development	5,570	4,210	18,930	14,779
General and administrative	1,195	1,138	4,916	5,387
Depreciation	76	68	278	284

Total costs and expenses	6,841	5,416	24,124	20,450

Loss from operations	(4,276)	(2,084)	(13,780)	(11,511)
Interest income	7	35	85	203
Other expense, net	17	(2)	(51)	(69)

Net loss	$(4,252)	$(2,051)	$(13,746)	$(11,377)

Basic and diluted net loss per share	$(0.18)	$(0.11)	$(0.59)	$(0.60)
Weighted average shares outstanding, basic and diluted	24,049,035	18,930,678	23,239,019	18,929,749

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